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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001, except as to Note 18, which is as of February 21, 2001, relating to the financial statements and financial statement schedule, which appears in Quest Diagnostics
Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 8, 2001